Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AutoNation, Inc.:
We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 14, 2018, with respect to the consolidated balance sheets of AutoNation, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, shareholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of AutoNation, Inc.

•	Form S-3 Registration No. 333-209585;

•	Form S-4 Registration No. 333-41505 and 333-17915; and

•	Form S-8 Registration No. 333-216482, 333-214308, 333-195706, 333-170737, 333-150756, 333-143250, 333-130019, 333-81888, 333-56967, 333-29265, 333-20669, 333-19453, 033-93742, and 333-07623.

/s/ KPMG LLP
February 14, 2018
Fort Lauderdale, Florida
Certified Public Accountants